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                                                                     EXHIBIT 4.1
                                                                          Shares
                                                                              xx
Number
xx
                                                                CUSIP 45890M 109

                     INTEGRATED ALARM SERVICES GROUP, INC.

              AUTHORIZED CAPITAL         SHARES          PAR VALUE

THIS CERTIFIES THAT                     IS THE OWNER OF            FULL PAID AND
NON-ASSESSABLE SHARES OF THE CAPITAL STOCK OF INTEGRATED ALARM SERVICES GROUP, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION,
THIS                         DAY                   OF                       A.D.


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               SECRETARY                                CHIEF EXECUTIVE OFFICER